                                                                    EXHIBIT 99.1

                                                      NMT MEDICAL, INC.
                                                      27 WORMWOOD STREET
                                                      BOSTON, MA 02210-1625
                                                      (NASDAQ/NMS:NMTI)





AT THE COMPANY                 AT THE FINANCIAL RELATIONS BOARD
-----------------              --------------------------------
Thomas M. Tully                General Info:    Paula Schwartz
President & CEO                Analyst Info:    Brian Gill
(617) 737-0930                 Media Info:      Deanne Eagle
                               (212) 661-8030
FOR IMMEDIATE RELEASE
---------------------
September 13, 1999

            NMT MEDICAL CLOSES $10 MILLION SENIOR DEBT FACILITY WITH
            ---------------------------------------------------------
                          BROWN BROTHERS HARRIMAN & CO.
                          -----------------------------

Boston, MA, September 13, 1999 -- NMT Medical, Inc. (Nasdaq/NMS:NMTI) today announced the closing of a $10 million senior secured debt facility with Brown Brothers Harriman & Co. The facility has a term of three years with interest payable at Brown Brothers' prime lending rate on U.S. borrowings and an equivalent market rate on foreign currency borrowings. Interest will be paid monthly. The Company will use $8.0 million of the proceeds and $6.0 million of its own cash to reduce the principal amount of its current $20 million subordinated debt obligation with JH Whitney & Company to $6 million. The remaining $2.0 million will be available to be drawn down by the Company for working capital purposes, as needed. In conjunction with this transaction, the Company will take an estimated $2.5 million non-cash charge in the third quarter to accelerate the write-off of the original issue discount paid to JH Whitney & Company as a part of its subordinated debt agreement of July 1998.

Commenting on the transaction, Thomas M. Tully, President and Chief Executive Officer of NMT Medical said, "This new financing will be accretive to future earnings by reducing interest costs, provide increased liquidity, and replace the monthly convenants required by our current lender with quarterly convenants. We are very pleased to have Brown Brothers Harriman & Co. as a new business associate and look forward to a productive relationship."

NMT Medical designs, develops and markets innovative medical devices that utilize advanced technologies and are delivered by minimally invasive procedures. The Company's products are designed to offer alternative approaches to existing complex treatments, thereby reducing patient trauma, shortening procedure, hospitalization and recovery times, and lowering overall treatment costs. The Company's medical devices include self-expanding stents, vena cava filters and septal repair devices. The NMT Neurosciences division serves the needs of neurosurgeons with a range of products including cerebral spinal fluid shunts, the Selector(R) Ultrasonic Aspirator, Ruggles(TM)

Surgical Instruments, the Spetzler(TM) Titanium Aneurysm Clip, and endoscopes and instrumentation for minimally invasive surgery.





This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under the heading "Certain Factors That May Affect Future Results" included in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. In addition, statements relating to this financing's impact on the Company's earnings depends on the actual interest rate payable under the Brown Brothers' secured debt facility which can fluctuate from time to time and which could exceed the rate payable under the Company's debt facility with JH Whitney.

 To receive NMT Medical's latest news release and other corporate documents via
  FAX -- at no cost -- please dial 1-800-PRO-INFO. Enter the Company's symbol
                                     NMTI.

                                     # # #

                                       2